UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2022

Digital Transformation Opportunities Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40177	85-3984427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10207 Clematis Court Los Angeles, CA	90077
(Address of principal executive offices)	(Zip Code)

(360) 949-1111

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant	DTOCU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	DTOC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	DTOCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Business Combination Agreement

On October 5, 2022, Digital Transformation Opportunities Corp., a Delaware corporation (“DTOC”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), with American Oncology Network, LLC, a Delaware limited liability company (“AON”), which is an alliance of physicians and healthcare leaders specializing in community oncology.

The Business Combination

As a result of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), the combined company will be organized in an umbrella partnership C corporation structure, in which substantially all of the assets and the business of the combined company will be held by AON. In particular, the Business Combination Agreement provides that, upon the terms and subject to the conditions thereof, the Business Combination will be implemented as follows:

(i)	on the closing of the Business Combination (the “Closing”), AON will amend and restate its operating agreement (the “AON A&R LLC Agreement”) to reclassify its existing Class A units, Class A-1 units and Class B units into a single class of AON common units that are later exchangeable on a one-to-one basis for shares of DTOC Class A common stock;

(ii)	on the Closing and substantially concurrently with the adoption of the AON A&R LLC Agreement, DTOC will amend and restate its charter (the “DTOC A&R Charter”) to provide for the (a) conversion of all shares of DTOC Class B common stock into shares of DTOC Class A common stock on a one-to-one basis, (b) amendment of the terms of DTOC Class B common stock to provide holders voting rights but no economic rights and (c) authorization of new shares of DTOC preferred stock in an amount sufficient to consummate a private placement of up to $100,000,000 in preferred stock to be consummated immediately prior to the consummation of the Business Combination (the “PIPE Investment”);

(iii)	on the Closing, DTOC will consummate the PIPE Investment; and

(iv)	on the Closing and following the adoption of the DTOC A&R Charter and the consummation of the PIPE Investment, (a) AON will issue common units to DTOC in exchange for a combination of cash and shares of DTOC Class B common stock, (b) DTOC will be admitted as the sole managing member of AON, (c) AON will distribute shares of DTOC Class B common stock to AON equityholders, (d) AON will distribute cash equal to the preferred return set forth in the AON operating agreement to holders of AON Class A units and AON Class A-1 units (or only to holders of AON Class A units if the holder of AON Class A-1 units elects to receive additional shares of AON common units in lieu of cash as provided in the Business Combination Agreement), (e) DTOC will reserve a specified number of additional shares of DTOC Class A common stock for issuance after the Closing to eligible recipients, and (f) from and after the Closing (but subject to lock-up restrictions), the AON equityholders will have the right (but not the obligation) to exchange AON common units for shares of DTOC Class A common stock.

Governance

Pursuant to the Business Combination Agreement, DTOC has agreed to take all necessary action such that immediately following the Closing, the board of directors of DTOC will include one or two director nominees to be designated by Digital Transformation Sponsor, LLC, DTOC’s sponsor (the “Sponsor”), who must be reasonably acceptable to AON, and a number of additional director nominees to be designated by AON, who must be selected after reasonable consultation with the Sponsor.

Conditions to Closing

The obligation of the parties to consummate the Business Combination is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (a) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (b) the approval of the Business Combination and related agreements and transactions by the DTOC stockholders, (c) the continued validity and effectiveness of the written consent of the AON equityholders approving the Business Combination and related agreements and transactions, (d) the accuracy of the representations and warranties of the other party contained in the Business Combination Agreement (generally subject to certain materiality qualifiers), (e) the performance in all material respects by the other party of its covenants and other agreements under the Business Combination Agreement as of or prior to the Closing, (f) the receipt of certain required regulatory consents or approvals with respect to the Business Combination, and (g) the listing of the shares of DTOC Class A common stock on Nasdaq or another national securities exchange mutually agreed to by the parties.

In addition, the obligation of AON to consummate the Business Combination is subject to the sum of the following amounts (collectively, the “Available Closing Acquiror Cash”) equaling or exceeding $60 million as of the Closing:

•	the aggregate cash proceeds available from DTOC’s trust account (after giving effect to all redemptions of shares of DTOC Class A common stock), plus

•	the cash funded to DTOC, AON or any subsidiary of AON during the period between signing of the Business Combination Agreement and Closing, or that will be funded to DTOC concurrently with the Closing, in each case pursuant to any equity or debt financing agreement or arrangement other than borrowings under the AON PNC Loan Agreement, dated April 30, 2021, plus

•	the aggregate amount of capital offered in the PIPE Investment but that is unreasonably rejected by AON.

Covenants

The Business Combination Agreement contains additional covenants providing for, among other things, (a) an obligation on the part of the parties to conduct their respective businesses in the ordinary course through the Closing, (b) the adoption of an incentive equity plan by DTOC prior to the Closing, (c) the preparation and delivery by AON to DTOC of certain financial statements, (d) the preparation and filing by DTOC of a proxy statement and an obligation to take certain other actions to obtain the requisite approval of DTOC stockholders with respect to the Business Combination, and (e) an obligation on the part of the parties to use reasonable best efforts to obtain necessary approvals from governmental authorities.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties by DTOC and AON. The representations and warranties of the parties to the Business Combination Agreement will not survive the closing of the Business Combination.

Termination

The Business Combination Agreement contains the following termination rights:

•	the right of the parties to terminate the Business Combination Agreement by mutual agreement;

•	the right of AON to terminate the Business Combination Agreement if the AON board of directors authorizes AON to enter into a definitive agreement with another party providing for an alternative business combination transaction;

•	the right of DTOC to terminate the Business Combination Agreement if AON enters into a definitive agreement with another party providing for an alternative business combination transaction without concurrently terminating the Business Combination Agreement;

•	the right of either party to terminate the Business Combination Agreement if:

‒	the DTOC stockholders fail to approve the Business Combination;

‒	a law comes into effect or a governmental order is issued permanently restraining, enjoining, making illegal or otherwise prohibiting the consummation of the Business Combination;

‒	the other party breaches its representations, warranties, covenants or other agreements contained in the Business Combination Agreement in a way that would entitle the party seeking to terminate the Business Combination Agreement to not consummate the Business Combination, subject to the right of the breaching party to cure the breach; or

‒	the Business Combination is not consummated on or before March 12, 2023, if the DTOC stockholders have not approved a proposal to extend the deadline by which DTOC is required to consummate the Business Combination under its certificate of incorporation; or

‒	the Business Combination is not consummated on or before October 5, 2023, in the event that the DTOC stockholders have approved a proposal to extend the deadline by which DTOC is required to consummate the Business Combination under its certificate of incorporation to October 5, 2023 or later (subject to a 60-day extension to the extent there is any delay to the applicable waiting or review periods by any governmental authority or Nasdaq that would, or would reasonably be expected to, have the effect of delaying, impeding, hindering or preventing the review or approval of the Business Combination).

Termination Fee

The Business Combination Agreement provides that, in the event the Business Combination Agreement is terminated in connection with AON’s entry into a definitive agreement with another party providing for an alternative business combination transaction, AON will pay to the Sponsor a termination fee of $18 million no later than the earlier of (a) the date that is six months following the termination and (b) the date on which the alternative transaction is consummated.

Expense Reimbursement

DTOC must reimburse AON for all reasonable, documented, out-of-pocket legal and accounting expenses incurred by AON and its affiliates in connection with the Business Combination and related transactions in the following circumstances:

•	the DTOC stockholders fail to approve the Business Combination;

•	the Business Combination is not consummated on or before March 12, 2023 and the DTOC stockholders have not approved a proposal to extend the deadline by which DTOC is required to consummate the Business Combination under its certificate of incorporation beyond March 12, 2023;

•	DTOC breaches its representations, warranties, covenants or other agreements contained in the Business Combination Agreement in a way that would entitle AON to not consummate the Business Combination, subject to the right of DTOC to cure the breach; or

•	the Business Combination is not consummated on or before October 5, 2023 and either (i) Available Closing Acquiror Cash is less than $60 million or (ii) the shares of DTOC Class A common stock are not listed on Nasdaq or another national securities exchange mutually agreed to by the parties.

The Business Combination Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates.  The representations and warranties in the Business Combination Agreement reflect negotiations between the parties to the Business Combination Agreement and are not intended as statements of fact to be relied upon by DTOC’s stockholders or AON’s equityholders.  In particular, the representations, warranties, covenants and agreements in the Business Combination Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Business Combination Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact.  In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors.  As such, the representations and warranties in the Business Combination Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Business Combination Agreement, and unless required by applicable law, DTOC undertakes no obligation to update such information.

Certain Related Agreements

Sponsor Support Agreement

Contemporaneously with the execution and delivery of the Business Combination Agreement, DTOC and AON entered into a support agreement (the “Sponsor Support Agreement”) with the Sponsor and certain other DTOC stockholders (each a “Stockholder”) pursuant to which the Stockholders have agreed to (a) vote in favor of, and take all actions necessary to consummate, the Business Combination, (b) certain transfer restrictions with respect to their shares of DTOC common stock, (c) subject a portion of their shares of DTOC common stock to vesting requirements and (d) waive and not otherwise perfect any anti-dilution or similar protections with respect to any DTOC common stock held by such Stockholder in connection with the consummation of the Business Combination.

Registration Rights Agreement

In connection with the Closing, DTOC, the Sponsor and stockholders of DTOC will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, DTOC will agree to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain shares of DTOC’s Class A common stock and other equity securities of DTOC that are held by the parties thereto from time to time. The stockholders party thereto (or their permitted transferees) may demand underwritten offerings under certain circumstances. DTOC also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that DTOC will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

The foregoing descriptions of agreements and the transactions and documents contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the Business Combination Agreement, including the exhibits to the Business Combination Agreement, the Sponsor Support Agreement, and the form of Registration Rights Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1 and 10.2, respectively, and the terms of which are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

The information in this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filings of DTOC under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Press Release

On October 6, 2022, DTOC and AON issued a joint press release announcing the execution of the Business Combination Agreement. The joint press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Investor Presentation

On October 6, 2022, DTOC and AON made available a joint investor presentation regarding the Business Combination. The joint investor presentation is attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference.

Additional Information about the Proposed Business Combination and Where to Find It

In connection with the proposed Business Combination, DTOC intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement, which will be mailed (if and when available) to all DTOC stockholders once definitive (the “Proxy Statement”), which will be distributed to holders of shares of DTOC common stock in connection with DTOC’s solicitation of proxies for the vote by DTOC stockholders with respect to the Business Combination as well as other matters as may be described in the Proxy Statement. DTOC STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT DTOC, AON AND THE PROPOSED BUSINESS COMBINATION. This Current Report on Form 8-K does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. When available, the Proxy Statement and other relevant materials for the proposed Business Combination will be mailed to stockholders of DTOC as of a record date to be established for voting on the proposed Business Combination. DTOC stockholders will also be able to obtain copies of the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

DTOC and its directors and executive officers may be deemed participants in the solicitation of proxies from DTOC’s stockholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in DTOC is contained in DTOC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on April 13, 2022 and is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be contained in the Proxy Statement for the proposed Business Combination.

AON and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of DTOC in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the Proxy Statement for the proposed Business Combination.

Forward-Looking Statements

Certain statements in this Current on Form 8-K are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of DTOC or AON. For example, projections of future revenue and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by DTOC and its management, and AON and its management, as the case may be, are inherently uncertain and are inherently subject to risks, variability and contingencies, many of which are beyond DTOC’s and AON’s control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) DTOC’s ability to complete the Business Combination and the PIPE Investment; (2) the outcome of any legal proceedings that may be instituted against DTOC, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of DTOC, to obtain financing to complete the Business Combination, including the PIPE Investment, or to satisfy other conditions to closing; (4) the amount of redemption requests made by DTOC’s public stockholders; (5) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (6) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations of AON as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain key relationships and retain its management and key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that AON or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) AON’s estimates of expenses and profitability; (13) the failure to realize anticipated pro forma results or projections and underlying assumptions; and (14) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in DTOC’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on April 13, 2022 and DTOC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 17, 2022, in the Proxy Statement relating to the Business Combination to be filed with the SEC, and in subsequent filings with the SEC. DTOC and AON caution that the foregoing list of factors is not exclusive or exhaustive and investors should not place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. If any of these risks materialize or DTOC’s or AON’S assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither DTOC nor AON presently know or that DTOC and AON currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect DTOC’s and AON’s expectations, plans or forecasts of future events and views as of the date of this communication. DTOC and AON anticipate that subsequent events and developments will cause DTOC’s and AON’s assessments to change. However, while DTOC may elect to update these forward-looking statements at some point in the future, DTOC and AON specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing DTOC’s or AON’s assessments as of any date subsequent to the date of this communication. Neither DTOC nor AON gives any assurance that AON or DTOC will achieve its expectations. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1*	Business Combination Agreement, dated as of October 5, 2022, by and between Digital Transformation Opportunities Corp. and American Oncology Network, LLC
10.1	Sponsor Support Agreement, dated as of October 5, 2022, by and among Digital Transformation Opportunities Corp., Digital Transformation Sponsor LLC, American Oncology Network, LLC and certain equityholders of Digital Transformation Opportunities Corp.
10.2	Form of Registration Rights Agreement
99.1**	Joint Press Release dated October 6, 2022
99.2**	Joint Investor Presentation dated October 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*       Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

**       Furnished but not filed.

The exhibits to this Current Report on Form 8-K may contain hypertext links to information on our website or other parties’ websites. The information on our website and other parties’ websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2022

DIGITAL TRANSFORMATION OPPORTUNITIES CORP.

By:	/s/ Kevin Nazemi
Name:	Kevin Nazemi
Title:	Chief Executive Officer